Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                              Contact:                   David M. Findlay
                                                                                                                                                    President and
                                                                                                                                                    Chief Financial Officer
                                                                                                                                                     (574) 267-9197

LAKE CITY BANK ANNOUNCES ELECTION OF BRAD TOOTHAKER, PRESIDENT AND CEO OF CB RICHARD ELLIS | BRADLEY TO BOARD

Warsaw, Indiana (October 11, 2011) – Lakeland Financial Corporation (NASDAQ Global Select/LKFN) and Lake City Bank, today announced that Brad Toothaker has been appointed to their respective Boards of Directors.

Mr. Toothaker is the President and CEO of the South Bend affiliate of CB Richard Ellis (CBRE).  CB Richard Ellis is one of the largest full-service real estate services company in the world and CBRE of South Bend is one of the leading commercial and residential real estate companies in Northern Indiana.

Michael L. Kubacki, Chairman, Chief Executive Officer, commented on the appointment, “As our business has grown throughout Northern Indiana, we have been fortunate to work with clients like Brad.  We have great respect for his extensive knowledge of the real estate sector in our region and his overall keen business judgment.  Within our diversified commercial loan portfolio, real estate plays a role in many of our lending relationships and Brad’s expertise in this area will be invaluable to us as we continue our Indiana growth.”

Mr. Toothaker has served on numerous community, economic development, cultural and industry-related boards and currently serves as the chairman of the St. Joseph County Chamber of Commerce.  Since joining CBRE in 1997, he has served on more than 10 community and industry organization’s board of directors.

Kubacki added, “We’ve also learned that Brad’s shares our commitment to the communities we serve.  He recognizes that a healthy business environment requires that civic and business leaders contribute their time and resources to the improvement of our communities.  This leadership was recognized when Brad was awarded the Ernestine M. Raclin Community Leadership Award in 2011 and the Realtor of the Year in the State of Indiana in 2010 by the Indiana State Commercial Board of Realtors.”

Toothaker commented, “Lake City Bank is doing all the right things in Indiana.  Through a challenging economic period, the bank has continued to grow its loan portfolio and has played a role in the economic recovery in our region.  I am pleased to join an organization that is focused on contributing to the economic growth and vitality of our Indiana markets.”

Lakeland Financial Corporation is a $2.7 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana and expects to open full service offices in the South Bend and Indianapolis markets in 2011.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”. Market makers in Lakeland Financial Corporation common shares include Automated Trading Desk Financial Services, LLC, B-Trade Services, LLC, Citadel Securities, LLC, Citigroup Global Markets Holdings, Inc., Domestic Securities, Inc., E*TRADE Capital Markets LLC, FTN Financial Securities Corp., FTN Equity Capital Markets Corp., Goldman Sachs & Company, Howe Barnes Hoefer & Arnett, Inc., Keefe, Bruyette & Woods, Inc., Knight Equity Markets, L.P., Morgan Stanley & Co., Inc., Stifel Nicolaus & Company, Inc., Susquehanna Capital Group and UBS Securities LLC.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.